Exhibit 24

                                POWER OF ATTORNEY



               KNOW ALL MEN BY THESE PRESENTS that each of the undersigned does hereby nominate, constitute and appoint Lynn Chipperfield and David P. Howard, or either of them, as his agent and attorney-in-fact, in his or her name to execute on behalf of the undersigned a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration under said Act of shares of Common Stock of Furniture Brands International, Inc. (the "Company") to be issued pursuant to grants made under the 1992 Stock Option Plan, as amended, the authority herein given to include execution of amendments to any part of such Registration Statement and generally to do and perform all things necessary to be done in the premises as fully and effectively in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF this Power of Attorney has been executed in counterparts by individuals listed below as of the 3rd day of November, 1997.




          W.G. Holliman                         Donald E. Laster
          ------------------------              --------------------------
          W.G. Holliman                         Donald E. Laster


          Katherine Button Bell                 Lee Liberman
          -------------------------             --------------------------
          Katherin Button Bell                  Lee Liberman


          Michael S. Gross                      Richard B. Loynd
          -------------------------             -------------------------
          Michael S. Gross                      Richard B. Loynd


          Bruce A. Karsh                        Albert E. Suter
          ------------------------              ------------------------
          Bruce A. Karsh                        Albert E. Suter


          Brent B. Kincaid
          ------------------------
          Brent B. Kincaid